Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the BGR Corporation 2004 Qualified Stock Option Plan, of our report dated September 24, 2003 with respect to our audit of the financial statements of BGR Corporation included in its Annual Report on Form 10-KSB as of June 30, 2003 and for the year then ended, filed with the Securities and Exchange Commission.


                                          /s/ EPSTEIN, WEBER & CONOVER, P.L.C.
Scottsdale, Arizona
February 23, 2004